                                 EXHIBIT (99-4)



      Directors and Officers (Second) Excess Liability Binder of Insurance


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
[ACE LOGO] ACE BERMUDA Corporate Officers &     PO Box HM 1015
                       Directors Assurance Ltd. Hamilton HM DX
                       ACE Global Headquarters  Bermuda             FAX TRANSMISSION
                       17 Woodbourne Avenue                         BINDER
                       Hamilton HM 08           441 295-5200 main
                       Bermuda                  www.acelimited.com  This message is
                                                                    intended only for the
                                                                    use of the individual
                                                                    or entity to which it
                                                                    is addressed and may
                                                                    contain information
                                                                    that is privileged,
                                                                    confidential and exempt
                                                                    from disclosure under
                                                                    applicable law.

To:                                                  From:
Paul Scope                                           Jonathan Evans
------------------------------                       --------------------
Company:                                             Fax:
H&H Park International                               292-2514
------------------------------                       --------------------
Department:                                          Tel:
                                                     299-9219
------------------------------                       --------------------
Fax:                                                 Date:
295-4622                                             June 27, 2002
------------------------------                       --------------------
Tel:                                                 E-mail:

------------------------------                       --------------------
Re:                                                  Pages including cover:
Procter & Gamble                                     1


Corporate Officers and Directors Assurance Ltd. (CODA) is pleased to confirm binding the following:

Policy Period:                              June 30th, 2002 to June 30th, 2003

Limit of Liability:                         $25 million Primary

Premium:                                    $420,000.00 Gross
Less 10% Commission:                        $ 42,000.00
                                            ---------------
Premium Due:                                $378,000.00 Net
                                            ---------------
SPECIAL CONDITIONS:

1. Binding is subject to receipt of $378,000.00 net on or before July 8th, 2002. In the event the premium is not received by this date, this binder is null and void ab initio.
2.       The cover provided will be Primary.
3.       Cover will continue on policy form CODA Premier 01 ED 10/00.
4.       Endorsements to be included:
         -        as expiring

Best Regards,
/s/ Jonathan Evans
Jonathan Evans

One of the ACE Group of Insurance & Reinsurance Companies

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


[ACE LOGO]  ACE BERMUDA ACE Bermuda             PO Box HM 1015      FAX TRANSMISSION
                        Insurance Ltd.          Hamilton HM DX      BINDER
                        ACE Global Headquarters Bermuda
                        17 Woodbourne Avenue
                        Hamilton HM 08          441 295-5200 main   This message is
                        Bermuda                 www.acelimited.com  intended only for the
                                                                    use of the individual
                                                                    or entity to which it
                                                                    is addressed and may
                                                                    contain information
                                                                    that is privileged,
                                                                    confidential and exempt
                                                                    from disclosure under
                                                                    applicable law.




To:                                From:
Paul Scope                         Jonathan Evans
--------------------------------- -------------------------------

Company:                           Fax:
H&H Park International             441-292-2514
--------------------------------- -------------------------------
Department:                        Tel:
                                   441-299-9219
--------------------------------- -------------------------------
Fax:                               Date:
295-4622                           June 27, 2002

Re:                                Pages including cover:
Procter & Gamble                   1

ACE Bermuda Insurance Ltd. is pleased to confirm binding the following:

POLICY PERIOD.                      JUNE 30TH, 2002--JUNE 30TH, 2003
LIMIT OF LIABILITY:                 $25M
ATTACHMENT:                         $50M
AGGREGATE:                          $25M

PREMIUM:                            $365,750.00
LESS 12% COMMISSION:                $ 43,890.00
                                    -----------
PREMIUM DUE:                        $321,860.00
                                    -----------
STRUCTURE:




NAME                                LIMITS
                           D&O              C.R.
CODA                       $25M             $25M SIR
XL                         $25M             $25M

SPECIAL CONDITIONS

1. Binding is subject to receipt of $321,860.00 net on or before July 8th, 2002. In the event the premium is not received by this date, this binder is null and void ab initio.
2. This binder is contingent on no layer above us getting a higher rate per million.
3.       Followed Policy is XL, based on May 29th, 2002 quote letter.
4.       Discovery Period & Pct: as per followed policy
5.       Cancellation Period: as by followed policy
6.       Coverage is D&O and C.R.
7.       Cover will be issued on Policy Form D&O 5/96, policy no. PG-9709D
8.       Endorsements to be included: As expiring

Best regards,

/s/ Jonathan Evans

Jonathan Evans
ACE BERMUDA INSURANCE LTD.

One of the ACE Group of Insurance & Reinsurance Companies